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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: May 30, 2000

                            HMG WORLDWIDE CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


         Delaware                      0-13121                    13-3402432
----------------------------     --------------------      ---------------------
(State or other jurisdiction    (Commission File No.)       (Employer
 of incorporation)                                          Identification No.)




             475 Tenth Avenue, 12th Floor, New York, New York    10018
             ------------------------------------------------  ---------
               (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code: (212) 736-2300
                                                           --------------


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Item 5. Other Events

         On May 30, 2000, our HMGe subsidiary acquired Mark Zeff Consulting Group, Inc., an interior design business, and a majority interest in a joint venture with Mark Zeff to design, market and sell personal care, lifestyle and other products under the "Zeff" brand or name. For accounting purposes, the acquisition of Mark Zeff Consulting Group, Inc. will be treated as if that company had been acquired as of January 1, 2000. In consideration for the acquisition, we issued 316,750 shares of our common stock and agreed to grant Mark Zeff employee stock options to purchase up to an aggregate of 150,000 shares if certain annual revenue benchmarks are achieved by Mark Zeff Consulting Group, Inc. Mark Zeff was also granted a three-year employment agreement by Mark Zeff Consulting Group, Inc. under which he will be entitled to receive a base salary in the amount of $250,000 per year plus incentive compensation based upon annual revenues achieved by that company.




Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (C) Exhibits

         1. Stock Purchase Agreement, dated May 31, 2000, by and among HMG Worldwide Corporation, HMG-e, Inc., Mark Zeff Consulting Group, Inc., The Glade Corp. and Mark Zeff.

         2. Employment Agreement, dated May 31, 2000, by and among HMG-e, Inc., Mark Zeff Consulting Group, Inc., and Mark Zeff.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Dated: June 22, 2000                    HMG WORLDWIDE CORPORATION
                                        (Registrant)


                                        By: /s/ Robert V. Cuddihy, Jr.
                                            ------------------------------
                                            Robert V. Cuddihy, Jr.
                                            Chief Financial Officer





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